                                                                 POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Evan Kornrich, Michael Miller and Andrew Burchill, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to execute for and on his/her behalf, in the undersigned's capacity as an officer and/or director of Monster Worldwide, Inc. (the Company), any Form 3, Form 4 and Form 5, and any and all amendments thereto, and any other documents in connection therewith or other forms or documents required by Section 16(a) of the Securities Exchange Act of 1934 and any rules thereunder (Section 16(a)), and to file the same with the Securities and Exchange Commission as required by Section 16(a), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitutes, may lawfully do or cause to be done by virtue hereof.

 The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

 Executed in the Town of Maynard, County of Middlesex, Commonwealth of Massachusetts, on this 28th day of February, 2008.

    /s/ Darko Dejanovic

          Darko Dejanovic